SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            September 27, 2005

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02        RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Messrs. Daniel T. Hendrix and Patrick C. Lynch, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, will be making presentations to investors and potential investors at meetings being held September 27-28, 2005. Attached hereto as Exhibit 99.1 is a copy of the written materials to be used in those presentations.  Whether or not the information set forth therein is properly considered to be material, we have elected, in this instance, to make the information available generally to all persons who might consider it to be useful for their respective purposes.

The information set forth in this Item 2.02, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)          Pro Forma Financial Information.

None.

(c)          Exhibits.

Exhibit No.	Description
99.1	Investor Presentation dated September 2005 (furnished pursuant to Item 2.02 of this Report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch Vice President and Chief Financial Officer
Date: September 27, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Presentation dated September 2005 (furnished pursuant to Item 2.02 of this Report).